Exhibit 1.1

UNDERWRITING AGREEMENT
among

PETROBRAS GLOBAL FINANCE B.V.

PETRÓLEO BRASILEIRO S.A. – PETROBRAS

BBVA SECURITIES INC.

CITIGROUP GLOBAL MARKETS INC.

DEUTSCHE BANK SECURITIES INC.

ITAU BBA USA SECURITIES, INC.

SANTANDER US CAPITAL MARKETS LLC

AND

UBS SECURITIES LLC

relating to
PETROBRAS GLOBAL FINANCE B.V.’s

U.S.$1,000,000,000 5.125% Global Notes Due 2030
U.S.$1,000,000,000 6.250% Global Notes Due 2036

September 3, 2025

TABLE OF CONTENTS

i

PETROBRAS GLOBAL FINANCE B.V.
U.S.$1,000,000,000 5.125% Global Notes Due 2030
U.S.$1,000,000,000 6.250% Global Notes Due 2036

Underwriting Agreement

September 3, 2025

BBVA Securities Inc.

Two Manhattan West

375 9th Avenue, 9th Floor

New York, New York 10001

United States of America

Citigroup Global Markets Inc.

388 Greenwich Street

New York, New York 10013

United States of America

Deutsche Bank Securities Inc.

1 Columbus Circle

New York, New York 10019

United States of America

Itau BBA USA Securities, Inc.

599 Lexington Avenue, 34th Floor

New York, New York, 10022

United States of America

Santander US Capital Markets LLC

437 Madison Avenue

New York, New York 10022

United States of America

UBS Securities LLC

11 Madison Avenue

New York, New York 10010

United States of America

Ladies and Gentlemen:

Petrobras Global Finance B.V., incorporated under the laws of the Netherlands as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) (“PGF”) and an indirect wholly-owned subsidiary of Petróleo Brasileiro S.A. – Petrobras, a partially state-owned enterprise (sociedade de economia mista) (“Petrobras”, each of Petrobras and PGF a “Company” and, collectively, the “Companies”) organized and existing under the laws of the Federative Republic of Brazil (“Brazil”), proposes to issue and sell to BBVA Securities Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc., Itau BBA USA Securities, Inc., Santander US Capital Markets LLC, and UBS Securities LLC (each, an “Underwriter” and collectively, the “Underwriters”) U.S.$1,000,000,000 aggregate principal amount of its 5.125% Global Notes Due 2030 (the “Series 1 Notes”) and U.S.$1,000,000,000 aggregate principal amount of its 6.250% Global Notes Due 2036 (the “Series 2 Notes” and, together with the Series 1 Notes, the “Notes”).

The Series 1 Notes are to be issued under the indenture dated as of August 28, 2018 (the “Original Indenture”) between PGF and The Bank of New York Mellon, as trustee (the “Trustee”), as supplemented by a Seventh Supplemental Indenture (the “Seventh Supplemental Indenture” and, together with the Original Indenture, the “Series 1 Indenture”) to be dated the Closing Date (as defined herein) among PGF, Petrobras and the Trustee. The Series 2 Notes are to be issued under the Original Indenture, as supplemented by an Eighth Supplemental Indenture (the “Eighth Supplemental Indenture” and together with the Original Indenture, the “Series 2 Indenture”) to be dated the Closing Date among PGF, Petrobras and the Trustee. The Series 1 Notes will be unconditionally and irrevocably guaranteed by Petrobras pursuant to a guaranty to be dated the Closing Date (the “Series 1 Notes Guaranty”). The Series 2 Notes will be unconditionally and irrevocably guaranteed by Petrobras pursuant to a guaranty to be dated the Closing Date (the “Series 2 Notes Guaranty” and, together with the Series 1 Notes Guaranty, the “Guaranties”).

The Notes to be issued by PGF will be evidenced initially by one or more Registered Global Notes (each a “Global Note”) representing the Notes sold or resold pursuant to registration statements on Form F-3 under the Securities Act of 1933, as amended (the “Securities Act”), dated December 20, 2024, filed with the Securities and Exchange Commission (the “Commission”) (File Nos. 333-283981 and 333-283981-01) covering the registration of one or more series of notes, including the Notes, under the Securities Act and including the related base prospectus in the Form F-3 dated December 20, 2024 at the time such registration statements became effective (the “Base Prospectus”).

Except where the context otherwise requires, “Registration Statement,” as used herein, means the registration statement, as amended at the time of such registration statement’s effectiveness for purposes of Section 11 of the Securities Act, as such section applies to the respective Underwriters (the “Effective Time”), including (i) all documents filed as a part thereof or incorporated or deemed incorporated by reference therein and (ii) any information contained or incorporated by reference in a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act, to the extent such information is deemed, pursuant to Rule 430B or Rule 430C under the Securities Act, to be part of the Registration Statement at the Effective Time.

The Companies have furnished to the Underwriters, for use by the Underwriters and by dealers in connection with the offering of the Notes, copies of one or more “preliminary prospectus supplements” relating to the Notes. Except where the context otherwise requires, “Pre-Pricing Prospectus,” as used herein, means each such preliminary prospectus supplement, in the form so furnished, including the Base Prospectus, that is first filed with the Commission pursuant to Rule 424(b) under the Securities Act.

Except where the context otherwise requires, “Prospectus Supplement,” as used herein, means the final prospectus supplement relating to the Notes, to be filed by the Companies with the Commission pursuant to Rule 424(b) under the Securities Act on or before the second Business Day after the date hereof (or such earlier time as may be required under the Securities Act), in the form first furnished by the Companies to the Underwriters for use by the Underwriters and by dealers in connection with the offering of the Notes.

Except where the context otherwise requires, (i) “Final Offering Document,” as used herein, means the Prospectus Supplement together with the Base Prospectus attached to or used with the Prospectus Supplement, (ii) “Permitted Free Writing Prospectuses,” as used herein, means the documents listed on Schedule A attached hereto and (iii) “Disclosure Package,” as used herein, means any Pre-Pricing Prospectus together with any combination of one or more of the Permitted Free Writing Prospectuses, if any.

Any reference herein to the Registration Statement, any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Final Offering Document or any Permitted Free Writing Prospectuses shall be deemed to refer to and include the documents, if any, incorporated by reference, or deemed to be incorporated by reference, therein prior to 5:35 p.m. EDT on September 3, 2025 (the “Initial Sale Time”) (the “Incorporated Documents”), including, unless the context otherwise requires, the documents, if any, filed as exhibits to such Incorporated Documents.

Any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Final Offering Document or any Permitted Free Writing Prospectus shall be deemed to refer to and include the filing of any document under the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder (collectively, the “Exchange Act”) on or after the initial effective date of the Registration Statement, or the date of such Base Prospectus, such Pre-Pricing Prospectus, the Prospectus Supplement, the Final Offering Document or such Permitted Free Writing Prospectuses, as the case may be, and deemed to be incorporated by reference therein.

SECTION 1.           Representations and Warranties. Each of the Companies jointly and severally represents and warrants to the Underwriters as set forth below:

(a)            The Companies and the transactions contemplated in this Underwriting Agreement in connection with the offer and sale of the Notes meet the requirements set forth in Form F-3 under the Securities Act for use of the Registration Statement in connection with the offering of the Notes that are the subject of this Underwriting Agreement.

(b)            The transactions contemplated in this Underwriting Agreement in connection with the offer and sale of the Notes do not violate the terms of any previous issuances of securities by Petrobras or any of its subsidiaries (as defined below).

(c)            The Registration Statement complied at the Effective Time, and complies as of the date hereof in all material respects, with the requirements of the Securities Act and has been filed with the Commission not earlier than three years prior to the date hereof; the conditions to the use of Form F-3 in connection with the offering and sale of the Notes as contemplated hereby have been satisfied; the Registration Statement meets, and the offering and sale of the Notes as contemplated hereby complies with, the requirements of Rule 415 under the Securities Act including, without limitation, Rule 415(a)(5); the Registration Statement did not, as of the Effective Time, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; each Pre-Pricing Prospectus complied, at the time it was filed with the Commission, and complies as of the date hereof, in all material respects with the requirements of the Securities Act; at no time during the period that begins on the earlier of the date of such Pre-Pricing Prospectus and the date such Pre-Pricing Prospectus was filed with the Commission and ends at the Closing Date (as defined in Section 3) did or will any Pre-Pricing Prospectus, as amended or supplemented prior to the Initial Sale Time, or Closing Date, as applicable, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and at no time during such period did or will any Pre-Pricing Prospectus, as amended or supplemented prior to the Initial Sale Time, or Closing Date, as applicable, together with any combination of one or more of the then issued Permitted Free Writing Prospectuses, if any, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; the Final Offering Document will comply, as of the date that it is filed with the Commission, the date of the Prospectus Supplement and the Closing Date, in all material respects, with the requirements of the Securities Act (in the case of the Final Offering Document, including, without limitation, Section 10(a) of the Securities Act); at no time during the period that begins on the earlier of the date of the Final Offering Document and the date the Final Offering Document is filed with the Commission and ends at the Closing Date did or will the Final Offering Document, as amended or supplemented prior to the Closing Date, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; at no time during the period that begins on the date hereof and ends at the Closing Date did or will the Disclosure Package include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Companies make no representation or warranty with respect to any statement contained in the Registration Statement, any Pre-Pricing Prospectus, the Final Offering Document or any Permitted Free Writing Prospectus in reliance upon and in conformity with information concerning an Underwriter and furnished in writing by or on behalf of such Underwriter to the Companies expressly for use in the Registration Statement, such Pre-Pricing Prospectus, the Final Offering Document or such Permitted Free Writing Prospectus which shall consist solely of the 4th, 5th and 6th paragraphs under the caption “Underwriting” in the Prospectus Supplement (it being understood and agreed that each Underwriter’s obligations are solely with respect to the information furnished by such Underwriter).

(d)            The Companies have filed the Registration Statement with the Commission, the Registration Statement has become effective under the Securities Act, no stop order preventing or suspending the use of any Base Prospectus, any Pre-Pricing Prospectus, the Prospectus Supplement, the Final Offering Document or any Permitted Free Writing Prospectus, or the effectiveness of the Registration Statement has been issued, and no proceedings for such purposes or pursuant to Section 8A of the Securities Act against the Companies or related to the offering have been instituted or, to the Companies’ knowledge, threatened by the Commission.

(e)            Petrobras has filed, or furnished (as applicable), all the documents required to be filed with, or furnished to, the Commission by it pursuant to the Exchange Act, including but not limited to the annual report on Form 20-F for the year ended December 31, 2024 and its report on Form 6-K in connection with its financial statements for the six-month period ended June 30, 2025. Each document filed with, or furnished to, or to be filed with, or to be furnished to, the Companies under the Exchange Act complied, and will comply when so filed or furnished, in all material respects with the requirements of the Exchange Act and the applicable rules and regulations of the Commission and the documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Disclosure Package and the Final Offering Document, at the time they were or hereafter are filed with, or furnished to, the Commission, complied, and will comply, in all material respects with the requirements of the Securities Act, the Exchange Act and the rules and regulations thereunder. There are no contracts or documents that are required to be described in the Registration Statement, the Disclosure Package or the Final Offering Document or to be filed as exhibits to the Registration Statement that have not been so described and filed as required.

(f)            The Original Indenture, as supplemented and amended by each of the Seventh Supplemental Indenture and the Eighth Supplemental Indenture, as of the Closing Date, will be qualified under the Trust Indenture Act of 1939, as amended (the “TIA”), and all filings and other actions required under the TIA to permit the use of the Series 1 Indenture and the Series 2 Indenture, the issuance of the Notes thereunder and the execution by Petrobras of the Guaranties have been made and taken prior to the date hereof.

(g)           Prior to the termination of the offering of the Notes, neither Petrobras nor PGF has filed any amendment to the Registration Statement or supplement to the Disclosure Package or Final Offering Document which shall not have previously been furnished to the Underwriters or of which the Underwriters shall not previously have been advised or to which any Underwriter shall have reasonably objected in writing.

(h)           Prior to the execution of this Underwriting Agreement, neither Petrobras nor PGF has, directly or indirectly, offered or sold any Notes by means of any “prospectus” (within the meaning of the Securities Act) or used any “prospectus” (within the meaning of the Securities Act) in connection with the offer or sale of the Notes, in each case other than the Pre-Pricing Prospectuses and the Permitted Free Writing Prospectuses (listed on Schedule A attached hereto), if any; neither Petrobras nor PGF has, directly or indirectly, prepared, used or referred to any Permitted Free Writing Prospectuses except in compliance with Rules 164 and 433 under the Securities Act; assuming that such Permitted Free Writing Prospectus is so sent or given after such Permitted Free Writing Prospectus was, if required pursuant to Rule 433(d) under the Securities Act, filed with the Commission, the sending or giving, by any Underwriter, of any Permitted Free Writing Prospectus will satisfy the provisions of Rule 164 or Rule 433 (without reliance on subsections (b), (c) and (d) of Rule 164); the conditions set forth in one or more of subclauses (i) through (iv), inclusive, of Rule 433(b)(1) under the Securities Act are satisfied, and the Registration Statement, as initially filed with the Commission, includes a prospectus that, other than by reason of Rule 433 or Rule 431 under the Securities Act, satisfies the requirements of Section 10 of the Securities Act; neither the Companies nor the Underwriters are disqualified, by reason of subsection (f) or (g) of Rule 164 under the Securities Act, from using, in connection with the offer and sale of the Notes, “free writing prospectuses” (as defined in Rule 405 under the Securities Act) pursuant to Rules 164 and 433 under the Securities Act.

(i)            Neither of the Companies is, or after giving effect to the offering and sale of the Notes and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Final Offering Document will be, an “investment company” as such term is defined in the United States Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission promulgated thereunder.

(j)            Neither the Companies, nor any of their subsidiaries or affiliates (as defined in Rule 405 under the Securities Act), has taken or will take, directly or indirectly, any action designed to, or which could reasonably be expected to cause or result in, any stabilization or manipulation of the price of the Notes. Neither the Companies nor any of their subsidiaries or affiliates has issued or will issue, without the prior consent of the Underwriters, any stabilization announcement referring to the proposed issue of Notes.

(k)            PGF has been duly incorporated and is validly existing as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of the Netherlands. PGF has no subsidiaries. PGF has the full corporate power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Registration Statement, the Disclosure Package and the Final Offering Document. PGF has the full corporate power and authority to file the Registration Statement and to enter into and perform its obligations under this Underwriting Agreement, the Series 1 Indenture, the Series 2 Indenture and the Notes (collectively, the “Transaction Documents”) and is duly qualified to do business as a foreign corporation under the laws of each jurisdiction which requires such qualification except where the failure to be so qualified will not have a Material Adverse Effect. For the purposes of this Underwriting Agreement, (i) the term “Material Adverse Effect” shall mean (A) any material adverse effect on the condition (financial or otherwise), business, properties, earnings or prospects of either of the Companies, together with their respective consolidated subsidiaries, (B) any material adverse effect on the ability of PGF, Petrobras or any other person to perform their respective obligations under any of the Transaction Documents, or (C) any material adverse effect on the rights of the Trustee, acting on behalf of the holders of the Notes, or such holders, under any of the Transaction Documents, and (ii) the term “subsidiary” shall mean any entity of which either Company directly or indirectly owns a majority of the outstanding voting shares and which such Company otherwise has the ability to elect a majority of the members of the board of directors or the governing body.

(l)             Petrobras has been duly organized and is validly existing as a partially state-owned enterprise (sociedade de economia mista) organized, existing and in good standing (to the extent that good standing is applicable under applicable law) under the laws of Brazil. Each of Petrobras’s Material Subsidiaries has been duly incorporated under the laws of the jurisdiction in which it is chartered or organized and is validly existing as a corporation, limited liability company, or other business organization form in good standing (to the extent applicable) under the laws of the jurisdiction in which it is chartered or organized. Each of Petrobras and its Material Subsidiaries is licensed (if and to the extent required by law) and has the full corporate power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Registration Statement, the Disclosure Package and the Final Offering Document and to enter into and perform its obligations under this Underwriting Agreement, the other Transaction Documents and the Guaranties to which it is a party, and is duly qualified or licensed as a foreign corporation in good standing in each jurisdiction that requires such qualification, except, in the case of its Material Subsidiaries other than PGF, where the failure to be so qualified will not have a Material Adverse Effect. Except as disclosed in the Registration Statement and the documents incorporated by reference therein (including the annual report on Form 20-F of Petrobras for the year ended December 31, 2024 and its report on Form 6-K in connection with its financial statements for the six-month period ended June 30, 2025), Petrobras owns, directly or indirectly, all of the outstanding equity interests of PGF and its other Material Subsidiaries. For the purposes of this Underwriting Agreement, the term “Material Subsidiary” shall mean, as to any person, any subsidiary of such person which, on any given date of determination, accounts for more than 15% of such person’s total assets, as such total assets are set forth on the most recent consolidated financial statements of such person prepared in accordance with U.S. generally accepted accounting principles (or if any such person does not prepare financial statements in U.S. generally accepted accounting principles, consolidated financial statements prepared in accordance with such other generally accepted accounting principles then applicable to such person).

(m)           All the outstanding shares of capital stock, if any, of each subsidiary of the Companies have been duly and validly authorized and issued and are fully paid and nonassessable except, in the case of the subsidiaries (other than PGF), as would not have a Material Adverse Effect, and all outstanding shares of capital stock of the subsidiaries are owned by the Companies, as the case may be, either directly or through wholly-owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

(n)            The Companies’ respective capitalizations are as set forth in the Disclosure Package and the Final Offering Document as of the dates specified therein.

(o)            This Underwriting Agreement has been duly authorized, executed and delivered by each of the Companies; each of the Series 1 Indenture, the Series 2 Indenture, the Guaranties and each other document executed and delivered in connection therewith to which either of the Companies is party has been duly authorized and, assuming due authorization, execution and delivery thereof by each other party to those Transaction Documents (other than the Companies), when executed and delivered by the Companies, will constitute a legal, valid and binding agreement of the Companies, as the case may be, enforceable against each of the Companies in accordance with its terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium or other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity); and the descriptions of the Transaction Documents and the Guaranties in the Registration Statement, the Disclosure Package and the Final Offering Document fairly summarize the rights and obligations of the parties thereto.

(p)            The Notes have been duly authorized, and, when issued under the Series 1 Indenture and the Series 2 Indenture, as applicable, authenticated by the Trustee and delivered to and paid for by the Underwriters pursuant to this Underwriting Agreement, will have been duly executed, issued and delivered and will constitute legal, valid and binding obligations of PGF, enforceable against PGF in accordance with their terms, subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium, or other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity and will be entitled to the benefits provided by the Series 1 Indenture and the Series 2 Indenture as described in the Registration Statement, the Disclosure Package and the Final Offering Document.

(q)            The Notes will constitute the general unsecured and unsubordinated obligations of PGF and will rank pari passu in priority of payment and in right of seniority with all other unsecured and unsubordinated obligations of PGF that are not, by their terms, expressly subordinated in right of payment to the Notes except for statutory liens and preferences. The obligations of Petrobras under the Guaranties will constitute the general unsecured and unsubordinated obligations of Petrobras and will rank pari passu in priority of payment and in right of seniority with all other unsecured and unsubordinated obligations of Petrobras that are not, by their terms, expressly subordinated in right of payment to the rights of the Trustee under the Guaranties, except for statutory liens and preferences. The obligations of Petrobras under the Guaranties rank, and will rank, pari passu with its obligations in respect of outstanding and future guaranties of indebtedness issued by PGF.

(r)            No consent, approval, authorization, filing with or order of any court or governmental agency or other regulatory authority or body having jurisdiction over either of the Companies or any of their respective properties or assets in Brazil, the Netherlands or elsewhere (“Government Authorities”) is required for (i) the filing of the Registration Statement or the valid authorization, issuance, sale and delivery of the Notes or the Guaranties, or (ii) the execution, delivery or performance by the Companies of any of their respective obligations under any of the Transaction Documents in the manner contemplated in the Registration Statement, the Disclosure Package and the Final Offering Document, including, without limitation, making any of the applicable payments required to be made after the date hereof under or in respect of any of the Transaction Documents, except for (i) the filing of the Prospectus Supplement pursuant to Rule 424(b) under the Securities Act, (ii) such consents as may be required under state or foreign securities or blue sky laws, (iii) such filings or consents as may be required by the by-laws and rules of the Financial Industry Regulatory Authority Inc. (“FINRA”) in connection with the use of the Base Prospectus for issuances of securities by the Companies and the purchase and distribution of the Notes by the Underwriters and (iv) a possible notification to the Dutch Central Bank pursuant to the Act on Foreign Financial Regulations 1994 (Wet financiële betrekkingen buitenland 1994) and regulations promulgated thereunder.

(s)            Neither of the Companies is currently in violation of its charter, by-laws, articles of association or comparable organizational documents; neither the issuance and sale of the Notes or the Guaranties, the execution and delivery of any of the Transaction Documents nor the consummation of any of the transactions described or contemplated therein, nor the fulfillment of the terms thereof will conflict with, or give rise to any right to accelerate the maturity or require the prepayment, repurchase or redemption of any indebtedness under, or result in a breach or violation or imposition of any lien, charge or encumbrance upon any property or assets of the Companies or any of Petrobras’s subsidiaries pursuant to, (i) the charter, by-laws, articles of association or comparable organizational documents of either of the Companies or any of their Material Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which either of the Companies or any of Petrobras’s subsidiaries is a party or is bound or to which any of their property or assets is subject or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to either of the Companies or any of Petrobras’s subsidiaries, except in the case of clauses (ii) or (iii) such as could not reasonably be expected to have a Material Adverse Effect.

(t)            The consolidated historical financial statements of the Companies and their consolidated subsidiaries included, or incorporated by reference, in the Disclosure Package and the Final Offering Document, together with the related notes, have been prepared in accordance with International Financial Reporting Standards – IFRS, applied on a consistent basis throughout the periods involved (except as otherwise noted therein) and present fairly in all material respects the financial condition, results of operations and cash flows of the Companies as of the dates and for the periods indicated Except as disclosed in the Disclosure Package and the Final Offering Document, there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of either of the Companies and Petrobras’s consolidated subsidiaries, taken as a whole, since December 31, 2024. The segment data and other financial and statistical information incorporated by reference in the Registration Statement, the Disclosure Package and the Final Offering Document fairly present the information included therein and have been prepared on a basis consistent with that of the financial statements that are incorporated by reference in the Registration Statement, the Disclosure Package and the Final Offering Document and the books and records of the respective entities presented therein.

(u)           There are no pro forma or consolidated financial statements or other financial statements or data which are or were required to be included or incorporated by reference in the Registration Statement, the Disclosure Package and the Final Offering Document in accordance with Regulation S-X under the Securities Act which have not been included as so required.

(v)           The statistical, industry-related and market-related data included, or incorporated by reference, in the Disclosure Package and the Final Offering Document are based on or derived from sources which the Companies reasonably and in good faith believe are reliable and accurate, and such data agree with the sources from which they are derived.

(w)          Except as set forth or contemplated in the Disclosure Package and the Final Offering Document, no action, suit or proceeding by or before any Government Authority involving the Companies or any of Petrobras’s subsidiaries or their property or assets is pending or, to the best knowledge of the Companies, threatened, involving or in any way relating to (i) this Underwriting Agreement, any of the other Transaction Documents or the transactions contemplated herein or therein or (ii) any other matter, except for (in the event of (i) and (ii)) actions, suits and proceedings that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. Neither the Companies nor any of Petrobras’s subsidiaries is in violation of or in default with respect to any applicable statute, rule, writ, injunction, decree, order or regulation of any Government Authority having jurisdiction over such Person which is reasonably likely to have a Material Adverse Effect.

(x)            Each of the Companies and each of Petrobras’s subsidiaries has good and marketable title to all of their properties and assets and owns or leases all such properties and assets as are necessary to the conduct of its operations as presently conducted free and clear of any liens, charges, security interests or other encumbrances except such as (i) do not materially interfere with the intended use thereof and (ii) could not reasonably be expected to have a Material Adverse Effect. All leases and subleases material to the business of each of the Companies under which either of the Companies holds properties are in full force and effect; and neither of the Companies has had any notice that any material claim of any sort has been asserted by anyone adverse to the Companies’ rights under any leases or subleases mentioned above, or affecting or questioning the rights thereof to the continued possession of the leased or subleased premises under any such lease or sublease, except as would not result in a Material Adverse Effect.

(y)           [Reserved]

(z)            KPMG Auditores Independentes Ltda. (who have audited the consolidated financial statements of Petrobras and supporting schedules and information of Petrobras and its consolidated subsidiaries as of December 31, 2024 and 2023 and for the years ended December 31, 2024, 2023 and reviewed the condensed consolidated interim financial statements as of June 30, 2025 and for the six month period ended June 30, 2025 and 2024, and delivered their reports with respect to the audited and unaudited consolidated financial statements included in the Disclosure Package and the Final Offering Document relating to Petrobras and its consolidated subsidiaries) are independent registered public accountants within the meaning of the applicable requirements of Regulation S-X under the Securities Act, the Exchange Act, and the Public Company Accounting Oversight Board (United States) and are certified public accountants with respect to Petrobras under the standards established by the local authorities in Brazil.

(aa)          Each of the Companies and each of Petrobras’s subsidiaries has filed or caused to be filed all material tax returns which to the knowledge of the Companies are required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against such person or any of its respective properties and all other taxes, assessments, fees or other charges imposed on such person or any of its respective properties by any Government Authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with generally accepted accounting principles have been provided on the books of such person); and no material tax liens or material liens with respect to any assessments, fees or other charges have been filed and, to the knowledge of such person, no material claims are being asserted with respect to any such taxes, assessments, fees or other charges.

(bb)         The Companies and each of Petrobras’s subsidiaries are insured by insurers that the Companies reasonably believe to be financially sound against such losses and risks and in such amounts as are prudent and customary in the businesses and in the geographical regions in which they are engaged, except when the failure to do so would not have a Material Adverse Effect; and neither of the Companies nor any subsidiary thereof has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

(cc)          The Companies and Petrobras’s subsidiaries possess all material licenses, certificates, permits and other authorizations issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses, and neither of the Companies nor any of Petrobras’s subsidiaries has received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, could have a Material Adverse Effect.

(dd)         To ensure the legality, validity, enforceability or admissibility into evidence of any of the Transaction Documents, it is not necessary that any such other document be filed or recorded with any court or other authority in Brazil or the Netherlands (other than such authorizations or filings that have already been obtained or made, as applicable), or that any stamp or similar tax be paid in either Brazil or the Netherlands on or in respect of any such document, except as provided in the Registration Statement, the Disclosure Package and the Final Offering Document. It is not necessary under the laws of Brazil or the Netherlands that any of the Underwriters be licensed, qualified or entitled to carry on business in either Brazil or the Netherlands by reason of the execution, delivery, performance or enforcement of any of the Transaction Documents, provided that any Underwriter offering Notes or investment services or performing investment activities in or from the Netherlands, should be licensed, excepted or exempted under or pursuant to the Dutch Financial Supervision Act (Wet op het financieel toezicht).

(ee)          Except as disclosed in the Registration Statement, the Disclosure Package and the Final Offering Document, the Companies and each of their respective Material Subsidiaries each maintain a system of internal accounting and other controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in accordance with IFRS and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences, and since December 31, 2024, (x) neither Company is aware of any material weakness in the Companies’ internal control over financial reporting (whether or not remediated) and (y) there has been no change in the Companies’ internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Companies’ internal control over financial reporting.

(ff)           Each Company has established and maintains disclosure controls and procedures (as such term is defined in Rules 13a-15 and 15d-14 under the Exchange Act) and has carried out evaluations of the effectiveness of its disclosure controls and procedures as required by Rule 13a-15 of the Exchange Act. Such disclosure controls and procedures are effective to provide reasonable assurance that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the applicable rules and forms, and that it is accumulated and communicated to the Company’s management, including its Chief Executive Officer and Chief Financial Officer, as appropriate to allow timely decisions regarding required disclosure.

(gg)         The Companies and Petrobras’s subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under the applicable Environmental Laws to conduct their respective businesses and (iii) except as described in the Registration Statement, the Disclosure Package and the Final Offering Document, have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clauses (i), (ii) and (iii) above where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect. Except as set forth in the Registration Statement, the Disclosure Package and the Final Offering Document, neither of the Companies nor any of Petrobras’s subsidiaries has been named as a “potentially responsible party” under the United States Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, nor has the Company or any such subsidiary been identified as the party responsible or potentially responsible for any breach or violation of any other similar Environmental Law.

(hh)         In the ordinary course of their business, the Companies periodically review the effect of Environmental Laws on the business, operations and properties of the Companies and their Material Subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws, or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review, the Companies have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect.

(ii)            The information set forth in the Registration Statement, the Disclosure Package and the Final Offering Document relating to oil and gas reserves, oil and gas wells and any other oil and gas-related information required to be disclosed in such Registration Statement, the Disclosure Package and the Final Offering Document has been prepared by the Companies in all material respects on the basis disclosed in the Registration Statement, the Disclosure Package and the Final Offering Document and conforms in all material respects to the requirements of the Securities Act and the Exchange Act, as the case may be.

(jj)            The Companies are subject to civil and commercial law in respect of their obligations hereunder and the Companies are not, nor are any of their properties, assets or revenues subject to any right of immunity under Dutch, Brazilian or New York law, from any legal action, suit or proceeding, from the giving of any relief in any such legal action, suit or proceeding, from set-off or counterclaim, from the jurisdiction of any Dutch, Brazilian, New York or U.S. federal court, from service of process, attachment upon or prior to judgment, or attachment in aid of execution of judgment, or from execution of a judgment, or other legal process or proceeding for the giving of any relief or for the enforcement of a judgment, in any such court with respect to its obligations, liabilities or any other matter under or arising out of or in connection herewith; and, to the extent that the Companies or any of their properties, assets or revenues may have or may hereafter become entitled to any such right of immunity in any such court in which proceedings arising out of, or relating to the transactions contemplated hereby, may at any time be commenced, the Companies have waived or will waive such right to the extent permitted by law and have consented to such relief and enforcement as provided herein.

(kk)          The submission of the Companies to the nonexclusive jurisdiction of the state and federal courts in the Borough of Manhattan, City of New York, New York in Section 13 hereof and under each of the Transaction Documents, as applicable, is legal, valid and binding under the laws of Brazil and the Netherlands; the appointment of Petrobras Americas Inc. with offices located at 757 N Eldridge Pkwy, Suite 1100, Houston, TX 77079 as its authorized agent for the purpose described in Section 13 below and under each of the other Transaction Documents, as applicable, is legal, valid and binding under the laws of Brazil and the Netherlands; and the choice of law provision set forth in Section 14 below and in each Transaction Document, as applicable, is legal, valid and binding under the laws of Brazil and the Netherlands.

(ll)            Any final judgment for any amount payable by the Companies rendered by any court of the State of New York or of the United States located in the State of New York having jurisdiction under its own domestic laws in respect of any suit, action or proceeding against the Companies based upon any Transaction Document would be declared enforceable against Petrobras by the courts of Brazil, as applicable, without re-examination, review of the merits of the cause of action in respect of which the original judgment was given or relitigation of the matters adjudicated upon or payment of any stamp, registration or similar tax or duty, as provided in the provisions for enforcement of foreign judgments set forth in the Disclosure Package and the Final Offering Document.

(mm)        No part of the proceeds of the sale of the Notes will be used for any purpose that violates the provisions of any of Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(nn)         Both presently and immediately after giving effect to the transactions contemplated hereunder, each of the Companies (i) is and will be able to pay its debts as they become due and (ii) is not insolvent as defined under applicable Brazilian bankruptcy, insolvency or similar law or Dutch bankruptcy, insolvency or similar law.

(oo)         No holder of the Notes, the Underwriters or the Trustee will be deemed resident, domiciled, carrying on business or subject to taxation in Brazil or the Netherlands solely by the execution, delivery, performance or enforcement of any of the Transaction Documents or by virtue of the ownership or transfer of a Note or the receipt of payment thereon assuming that such person does not have a fixed base in Brazil or the Netherlands and that such person is not a resident of Brazil or resident or deemed to be resident in the Netherlands for Dutch tax purposes and that such person does not hold an indirect substantial interest (as defined under Dutch tax law; generally an interest of 5% or more) in the Company in respect of the ownership and disposal of his/her Notes (“Non-Dutch Resident”) and (i) does not have a (deemed) permanent establishment or a permanent representative (vaste vertegenwoordiger) that is taxable in the Netherlands, to which the debt securities are attributable; or (ii) is an individual that derives benefits from miscellaneous activities (overige werkzaamheden) carried out in the Netherlands in respect of the Notes, including without limitation activities which are beyond the scope of active portfolio investment activities; or (iii) is not an individual and is entitled to a share in the profits of an enterprise or a co-entitlement to the net worth of enterprise, which is effectively managed in the Netherlands other than by way of securities and to which enterprise the Notes are attributable; or (iv) if the holder of the Notes is an individual and is entitled to a share in the profits of an enterprise that is effectively managed in the Netherlands, other than by way of securities and to which enterprise the Notes are attributable (“Dutch Permanent Establishment”).

(pp)         Except as otherwise disclosed in the Registration Statement and the Final Offering Document, (i) all payments made by PGF under the Notes and (ii) all payments made under this Underwriting Agreement or any the Transaction Documents, may be made free and clear of withholding, and without withholding or deduction for or on account of, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or on behalf of the Netherlands or any political subdivision or authority thereof or therein having the power to tax. There are no stamp or other issuance or transfer taxes or duties or other similar documentary fees or charges required to be paid in the Netherlands in connection with (i) the execution and delivery of any of the Transaction Documents or the consummation of any of the other transactions described therein or (ii) the issuance and sale by PGF of the Notes, except for court fees payable in case of litigation in the Dutch Courts in respect of the Transaction Documents or the Notes.

(qq)         There is no tax, levy, impost, deduction, charge or withholding imposed, levied or made by or in Brazil or any political subdivision or taxing authority thereof or therein either (i) on or by virtue of the execution or delivery of this Underwriting Agreement or any of the other Transaction Documents or (ii) on any payment to be made by Petrobras to the Trustee or the holders of the Notes pursuant to the Guaranties, except with respect to any payment of interest, fees or other income made to a party hereto or thereto outside of Brazil from funds of Petrobras in Brazil each of which currently would be subject to a withholding tax which, as of the date hereof, is levied at the rate of 15%, 25% if the beneficiary is domiciled in a tax haven jurisdiction, or such other lower rate, as it may be contemplated in a bilateral treaty aimed at avoiding double taxation between Brazil and such other country where the recipient of the payment has its domicile. Remittances of funds from Brazil may also be subject to taxes on foreign exchange transactions. Petrobras is permitted to make all payments pursuant to the Guaranties free and clear of all taxes, levies, imposts, deductions, charges or withholdings imposed, levied or made by or in Brazil or any political subdivision or taxing authority thereof or therein, and no such payment in the hands of the Trustee will be subject to any tax, levy, impost, deduction, charge or withholding imposed, levied or made by or in Brazil or any political subdivision or taxing authority therein or thereof, in each case except as provided in the immediately preceding sentence. Petrobras intends to make all payments pursuant to this Underwriting Agreement from funds offshore Brazil. To ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents in Brazil, it is not necessary that the Transaction Documents or any other document be filed or recorded with any court or other authority in Brazil, other than (A)(i) the notarization of the signatures of the parties signing outside Brazil by a notary public licensed to act as such under the laws of the place of signing and the signature, capacity and, where appropriate, the identity of the seal or stamp of such notary public must be apostilled by a competent authority of the state from which the document emanates according to the Hague Convention of October 5, 1961 (“Apostille Convention”), except for documents emanating from a state that is not a signatory to the Apostille Convention, which require notarization and the subsequent legalization (authentication) of the signature of such a notary by a Brazilian consulate official; and (ii) the subsequent translation of the relevant Transaction Document into Portuguese by a certified translator; or (B) the registrations of the relevant Transaction Document, together with their certified Portuguese translation, with the competent registry of titles and deeds.

(rr)           Except as set forth in the Registration Statement, the Disclosure Package and the Final Offering Document, neither of the Companies nor any of Petrobras’s subsidiaries, nor any director or executive officer of the Companies or any of Petrobras’s subsidiaries, nor, to the best knowledge of the Companies, any agent, employee or other person associated with or acting on behalf of the Companies or any of Petrobras’s subsidiaries has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made or offered any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment; or (iii) is aware of or has taken any action, directly or indirectly, that would result (a) in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), the UK Bribery Act 2010 or the Law No. 12,846 of 2013 - Brazilian Anti-Corruption Law (collectively, the “Anti-Corruption Laws”) or (b) in a violation of any similar law or regulation to which the Companies or any of Petrobras’s subsidiaries is subject. Except as set forth in the Registration Statement, the Disclosure Package and the Final Offering Document, Petrobras has instituted and maintained policies and procedures reasonably designed to achieve compliance with the Anti-Corruption Laws. No part of the proceeds of the offering will be used, directly or indirectly, in violation of the Anti-Corruption Laws, each as may be amended, or any similar law or regulation to which the Companies or any of Petrobras’s subsidiaries is subject, or the rules and regulations thereunder.

(ss)          Except as set forth in the Registration Statement, the Disclosure Package and the Final Offering Document, the operations of the Companies and Petrobras’s subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements, including those of Title 18 U.S. Code section 1956 and 1957, the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (the “USA PATRIOT Act”), the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Money Laundering Directives (including implementing measures in European Economic Area member states), the UK Proceeds of Crime Act 2002, the UK Money Laundering, Terrorist Financing and Transfer of Funds (Information on the Payer) Regulations 2017, Brazilian Law 9613/98 (as amended), the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any competent governmental agency (collectively, the “Anti-Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Companies or any of Petrobras’s subsidiaries with respect to the Anti-Money Laundering Laws is pending or, to the best knowledge of the Companies, threatened; and the Companies will not knowingly directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, affiliate, joint venture partner or other person or entity for the purpose of financing or facilitating any activity that would violate the Anti-Money Laundering Laws.

(tt)           Neither of the Companies, nor any of Petrobras’s subsidiaries, nor any director or executive officer of the Companies or any of Petrobras’s subsidiaries, nor, to the best knowledge of the Companies, any agent, employee or affiliate of the Companies or any of Petrobras’s subsidiaries is (i) currently subject to any sanctions administered or enforced by the U.S. government, including, without limitation, the Office of Foreign Assets Control of the U.S. Treasury Department, the U.S. Department of Commerce, or the U.S. Department of State, the United Nations Security Council, the European Union or His Majesty’s Treasury (collectively, “Sanctions” and such persons, “Sanctioned Persons” and each such person, a “Sanctioned Person”) or (ii) located, organized or resident in a country or territory that is, or whose government is, the subject of Sanctions that broadly prohibit dealings with that country or territory (collectively, “Sanctioned Countries” and each, a “Sanctioned Country”); and the Companies will not directly or indirectly use the proceeds of the offering of the Notes hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing or facilitating the activities of any person currently subject to any Sanctions or in any other manner, in each case as will result in a violation of Sanctions by any person or entity participating in this Agreement. Neither the Company, nor Petrobras, nor any of Petrobras’s subsidiaries has engaged in any dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country, in either case in violation of applicable Sanctions, since April 24, 2019, nor does the Company, Petrobras or any of Petrobras’s subsidiaries have any plans to engage in dealings or transactions with or for the benefit of a Sanctioned Person, or with or in a Sanctioned Country in either case in violation of applicable Sanctions.

(uu)         Except as set forth in the Registration Statement, the Disclosure Package and the Final Offering Document, there are no labor disturbances or disputes existing, or to the knowledge of the Company, threatened, that could result in a Material Adverse Effect.

(vv)         The initiative for the services to be provided under this Underwriting Agreement by the Underwriters to PGF was taken by Petrobras, and PGF fully acknowledges and understands that such services may not be subject to Dutch regulatory supervision.

Any certificate signed by any authorized officer or representative of any of the Companies and delivered to you or your counsel in connection with the offering of the Notes shall be deemed a representation and warranty by the respective Company to each Underwriter as to the matters covered thereby on the date of such certificate.

SECTION 2.           Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, PGF agrees to sell the Series 1 Notes with an aggregate principal amount of U.S.$1,000,000,000 and Series 2 Notes with an aggregate principal amount of U.S.$1,000,000,000 to the Underwriters, and each Underwriter severally, and not jointly, agrees to purchase from PGF, the aggregate principal amount of the Notes listed on Schedule B attached hereto at a purchase price of 98.724% of the aggregate principal amount of the Series 1 Notes and 97.484% of the aggregate principal amount of the Series 2 Notes (collectively, the “Purchase Price”), plus accrued interest to the Closing Date, if any.

SECTION 3.           Delivery and Payment. (a) Delivery of and payment for the Notes shall be made at the offices of Allen Overy Shearman Sterling US LLP in New York or such other place as shall be agreed upon by the parties hereto at 10:00 A.M., New York City time, on September 10, 2025, or at such time on such later date as the Underwriters shall designate, which date and time may be postponed by agreement between the Underwriters and PGF (such date and time of delivery and payment for the Notes being herein called the “Closing Date”). Delivery of the Notes shall be made to the Underwriters against payment by the Underwriters of (i) U.S.$987,240,000, in respect of the Series 1 Notes and (ii) U.S.$974,840,000, in respect of the Series 2 Notes (collectively, the “Net Proceeds”) to or upon the order of PGF by wire transfer payable in immediately available funds to the account specified in writing by PGF not less than two Business Days prior to the Closing Date. The Net Proceeds represent an amount equal to (i) 99.024% of the aggregate principal amount of the Series 1 Notes and 97.784% of the aggregate principal amount of the Series 2 Notes less (ii) U.S.$3,000,000 representing 0.30% of the aggregate principal amount of the Series 1 Notes and U.S.$3,000,000 representing 0.30% of the aggregate principal amount of the Series 2 Notes (such amounts, collectively, the “Selling Commission”) plus (iii) accrued and unpaid interest from, and including September 10, 2025 to, and excluding, the Closing Date, if any. Delivery of the Notes shall be made in book-entry form through the facilities of The Depository Trust Company (“DTC”) unless the Underwriters shall otherwise instruct.

(a)            For the purposes of this Underwriting Agreement, the term “Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday that is not a day on which banking institutions in the City of New York are authorized or obligated by law, executive order or regulation to close.

SECTION 4.           Offering by Underwriters. Each Underwriter represents and warrants to and agrees as to itself with the Companies that:

(a)            Except as set forth in the Disclosure Package and the Final Offering Document, such underwriter will not engage in any activity that reasonably can be expected to cause or result, in stabilization or manipulation of the price of any security , as those terms are used for purposes of the Exchange Act, of PGF or Petrobras to facilitate the sale or resale of the Notes.

(b)           Such underwriter shall offer the Notes for sale to the public upon the terms and conditions set forth in the “Underwriting” sections in the Disclosure Package and the Final Offering Document.

(c)           Unless such underwriter obtains the prior consent of the Companies, it has not made and will not make any offer relating to the Notes that would constitute a “free writing prospectus” (as defined in Rule 405 under the Securities Act) required to be filed by the Companies with the Commission or retained by the Companies under Rule 433 under the Securities Act.

The Companies agree that (x) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an issuer free writing prospectus, as defined in Rule 433 under the Securities Act (each an “Issuer Free Writing Prospectus”) and (y) the Companies have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission.

SECTION 5.           Covenants. The Companies jointly and severally agree with the Underwriters that:

(a)            The Companies will furnish to the Underwriters and to counsel for the Underwriters, without charge, during the period referred to in paragraph (d) below, as many copies of the Registration Statement, the Disclosure Package and the Final Offering Document and any amendments and supplements thereto (in each case including all exhibits filed therewith and all documents incorporated therein not previously furnished to the Underwriters) as any Underwriter may reasonably request, including the delivery of copies of the Prospectus Supplement to the Underwriters, one of which shall be signed by a duly authorized officer or representative of each of the Companies.

(b)            The Companies will not amend or supplement, during the period specified in (d) below, the Registration Statement, the Disclosure Package or the Final Offering Document without the prior written consent of the Underwriters, which consent will not be unreasonably withheld.

(c)            The Companies will notify the Underwriters in writing immediately (i) of any request by the Commission for any amendment of or supplement to the Registration Statement, the Disclosure Package or the Final Offering Document or for any additional information, (ii) of the Companies’ intention to file or prepare any supplement or amendment to the Registration Statement, the Disclosure Package or the Final Offering Document, (iii) of the mailing or the delivery to the Commission for filing of any amendment of or supplement to the Registration Statement, the Disclosure Package or the Final Offering Document, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto or of the initiation, or the threatening, of any proceedings therefor, (v) of the receipt of any comments from the Commission, and (vi) of the receipt by the Companies of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose. If the Commission shall propose or enter a stop order at any time, the Companies will make every reasonable effort to prevent the issuance of any such stop order and, if issued, to obtain the prompt lifting of such order.

(d)           If, during such period after the commencement of the offering of the Notes any Underwriter or any dealer is required by law to deliver a prospectus, any event occurs as a result of which the Disclosure Package or the Final Offering Document, as then amended or supplemented, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it should be necessary to amend or supplement the Disclosure Package or the Final Offering Document to comply with applicable law, the Companies promptly (i) will notify such Underwriters of any such event, (ii) subject to the requirements of paragraph (b) of this Section 5, will prepare an amendment or supplement that will correct such statement or omission or effect such compliance and (iii) will supply any supplemented or amended Disclosure Package or Final Offering Document to such Underwriter and counsel for such Underwriter, without charge, in such quantities as such Underwriter may reasonably request.

(e)           PGF will (i) prepare the Prospectus Supplement in a form reasonably satisfactory to the Underwriters, (ii) file the Prospectus Supplement with the Commission pursuant to Rule 424(b) within two Business Days of the date hereof and (iii) advise the Underwriters promptly of the filing of the Prospectus Supplement pursuant to Rule 424(b) or otherwise and of any amendment or supplement to the Disclosure Package and the Final Offering Document or Registration Statement or of official notice of institution of proceeding for, or the entry of, a stop order suspending the effectiveness of the Registration Statement and, if such a stop order should be issued, make every reasonable effort to obtain the prompt lifting thereof.

(f)            The Companies will promptly deliver to Allen Overy Shearman Sterling US LLP a copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith, and will maintain in the Companies’ files manually signed copies of such documents for at least five years after the date of filing.

(g)           PGF will arrange, if necessary, for the qualification of the Notes for sale by each Underwriter under the laws of such jurisdictions as the Underwriters may designate and will maintain such qualifications in effect so long as required for the completion of the distribution of the Notes; provided, however, that in no event shall the Companies be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Notes, in any jurisdiction where it is not now so subject. The Companies will promptly inform the Underwriters, and shall confirm such information in writing, of the receipt by either of the Companies of any notification with respect to the suspension of the qualification of the Notes for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose. The Companies will file such statements and reports as may be required by the laws of each jurisdiction in which the Notes have been qualified or registered as provided above.

(h)           Prior to the completion of the distribution of the Notes by the Underwriters (as determined by the Underwriters), the Companies will not, and will not permit any of their affiliates to, acquire any Notes.

(i)             The Companies will cooperate with the Underwriters and will take all such action as is necessary to permit the Notes to be eligible for clearance and settlement through DTC.

(j)             The Companies will prepare final term sheets for the Notes and will file such term sheets pursuant to Rule 433(d) under the Securities Act within the time required by such rule (the “Final Term Sheets”). Any such Final Term Sheets are a Permitted Free Writing Prospectus for purposes of this Agreement. A form of the Final Term Sheets for the Notes is attached hereto as Schedule C.

(k)            Neither of the Companies will, for so long as the Notes are outstanding, be or become, or be or become owned by, an open-end investment company, unit investment trust or face-amount certificate company that is or is required to be registered under Section 8 of the Investment Company Act, and will not be or become, or be or become owned by a closed-end investment company required to be registered but not registered thereunder.

(l)             The Companies will not, for a period of 45 days following the date hereof, without the prior written consent of the Underwriters, offer, sell or contract to sell, or otherwise dispose of or enter into any transaction which is designed to, or could reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Companies or any of their affiliates or any person in privity with the Companies or any of their affiliates, directly or indirectly, or announce the offering of, or file a registration statement for, any securities substantially similar to the Notes issued or guaranteed by the Companies (other than the Notes, any export credit agency loans and trade-related facilities).

(m)           The Companies will not, will not permit any subsidiaries to and will request their affiliates not to, offer, sell or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Securities Act) the offering of which security could be integrated with the sale of the Notes.

(n)            Neither the Companies, nor any of their subsidiaries or affiliates, will take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Notes. Neither the Companies nor any of their subsidiaries or affiliates will issue, without the prior consent of the Underwriters, any stabilization announcement referring to the proposed issue of Notes. The Companies authorize the Underwriters to make such public disclosure of information relating to stabilization of the Notes as required by applicable law, regulation and guidance.

(o)            PGF will use the net proceeds received by it from the sale of the Notes in the manner specified in the Disclosure Package and the Final Offering Document under the caption “Use of Proceeds.”

(p)            Prior to the Closing Date, neither of the Companies nor their affiliates will issue any press release or other communications directly or indirectly or hold any press conference relating to the Notes, without each Underwriter’s prior consent (which shall not be unreasonably withheld), unless in the judgment of either of the Companies and their counsel, and after notification to each Underwriters, such press release or communication is required by law or except as issued or held, as the case may be, in accordance with the applicable regulations promulgated under the Securities Act.

(q)           The Companies will pay any stamp, issue, registration, transaction or similar documentary taxes and duties, including interest and penalties, payable on or in connection with the creation, issue and offering of the Notes, or the execution or delivery of the Transaction Documents or the enforcement by the Underwriters of this Underwriting Agreement against the Companies or any transaction carried out pursuant to this Underwriting Agreement; and, in addition to any amount payable by it under this Underwriting Agreement, any value-added, turnover or similar tax payable in respect of that amount (and references in this Underwriting Agreement to such amount shall be deemed to include any such taxes so payable in addition to it and express mention of such payment of any taxes (if applicable) in any provisions hereof shall not be construed as excluding such payment of any taxes in those provisions hereof where such express mention is not made); the Companies will indemnify each Underwriter against any loss, liability, cost, claim, action, demand or expense (including, but not limited to, reasonable legal fees) which such Underwriter may incur or which may be made against such Underwriter arising out of or in relation to or in connection with any failure to pay or delay in paying any such taxes.

(r)            Neither the sale of the Notes nor the use of the proceeds thereof will violate any regulation of the United States Treasury Department contained in 31 C.F.R., Chapter V Subpart B, as amended, or the International Money Laundering Statement and Financial Anti-Terrorism Act of 2001.

(s)           The Companies will furnish a copy of each amendment of the Transaction Documents to each Underwriter at such Underwriter’s address set forth in Section 11 hereof.

(t)            The Companies agree to pay all costs and expenses relating to the offering of Notes, including, without limitation, (i) the fees and expenses of the Companies’ accountants and counsel (including Brazilian, Dutch and United States counsel), (ii) the fees and expenses of the Underwriters’ counsel (including Brazilian and United States counsel) of up to an amount of U.S.$155,000.00 (iii) the preparation of the Final Offering Documents and all amendments or supplements to either of them and all expenses in connection with the filing of the Final Offering Documents and any and all amendments and supplements thereto with the Commission, (iv) the filing fees incident to, and reasonable and duly documented fees and disbursements of counsel for the Underwriters in connection with, securing any required review by FINRA of the terms of the offering of the Notes, if any, (v) the fees and expenses of the Trustee and any registrars and paying agent contemplated in the Series 1 and in the Series 2 Indenture, (vi) the preparation, printing, authentication, issuance and delivery of certificates for the Notes, including any stamp, transfer or other similar taxes in connection with the original issuance and sale of the Notes, (vii) the printing (or reproduction) and delivery of this Underwriting Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Notes (other than the Final Offering Documents), (viii) any registration or qualification of the Notes for offer and sale under the securities or blue sky laws of the several states (including filing fees but not including the fees and expenses of counsel for the Underwriters relating to such registration and qualification), (ix) all costs and expenses in connection with the listing of the Notes on the New York Stock Exchange and (x) all other costs and expenses incident to the performance by PGF and Petrobras of their obligations hereunder and under any of the various transaction documents entered into in connection with the Notes; it being understood and agreed that (A) all amounts payable hereunder shall be paid in U.S. dollars and free and clear of, and without any deduction or withholding for or on account of, any current or future taxes, levies, imposts, duties, charges or other deductions or withholdings levied in any jurisdiction from or through which payment is made, unless such deduction or withholding is required by applicable law, in which event the Companies will pay additional amounts so that the persons entitled to such payments will receive the amount that such persons would otherwise have received but for such deduction or withholding, and (B) all amounts incurred in connection with Edgar filing and financial printing services relating to the filing of required transaction documents with the Commission will be paid directly by the Underwriters and will not be subject to reimbursement hereunder.

(u)           The Companies consent to the use by any Underwriter of any Permitted Free Writing Prospectus.

(v)           PGF will use its reasonable best efforts to cause the Notes to be listed on the New York Stock Exchange as promptly as possible after the Closing Date.

(w)          In connection with the transactions contemplated hereunder, the Underwriters may receive non-public personal data from the Companies. Each Underwriter severally, and not jointly, agrees to treat any such data as confidential in accordance with its internal policies relating to the protection of personal and private data, subject to the conditions relating to the treatment of confidential information separately agreed with the Companies in connection with the transactions contemplated herein.

SECTION 6.           Conditions to the Obligations of the Underwriters. The obligations of each Underwriter to purchase the Notes shall be subject to the following conditions:

(a)           The Registration Statement shall be effective and no stop order suspending the effectiveness of the Registration Statement shall be in effect on the Closing Date and no proceedings for such purpose, pursuant to Section 8A under the Securities Act, shall be pending before, or threatened by, the Commission on the Closing Date.

(b)           PGF and Petrobras shall have filed the Prospectus Supplement with the Commission pursuant to Rule 424(b) within two Business Days of the date hereof and all documents incorporated therein by reference shall have been filed with the Commission prior to the date of such filing, and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act.

(c)           On or prior to the Closing Date (i) a signed copy of the Original Indenture and (ii) a copy of the Registration Statement, as initially filed and all amendments thereto, including all consents and exhibits filed therewith shall have been delivered to the Underwriters.

(d)           On or prior to the Closing Date, the following shall have been executed and delivered to the Underwriters, each dated the Closing Date:

(i)             the Original Indenture, as supplemented, amended and restated by the Seventh Supplemental Indenture, and the Original Indenture, as supplemented, amended and restated by the Eighth Supplemental Indenture, in each case duly executed and delivered by PGF, Petrobras and the Trustee in form and substance reasonably acceptable to the Underwriters; and

(ii)            the Guaranties duly executed and delivered by Petrobras and the Trustee in form and substance reasonably acceptable to the Underwriters.

(e)            All of the applicable taxes, fees and other charges due and owing in connection with the execution and delivery of the Transaction Documents shall have been paid.

(f)             The representations and warranties of the Companies in this Underwriting Agreement and in any of the other Transaction Documents to which the Companies are parties shall be true and correct on the date hereof, and as of the Closing Date, with the same effect as if made on the Closing Date.

(g)            The Underwriters shall have received from KPMG Auditores Independentes, the independent public accountants for the Companies, (x) on the date hereof, a comfort letter dated the date hereof addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, concerning the financial statements and certain information with respect to the Companies set forth in the Disclosure Package and the Final Offering Document (including the documents incorporated by reference therein) and (y) on the Closing Date, a “bring down” comfort letter, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(h)            The Underwriters shall have received from the Chief Financial Officer or the Corporate Finance Executive Manager of Petrobras, (x) on the date hereof, a certificate dated the date hereof addressed to the Underwriters, in form and substance reasonably satisfactory to the Underwriters, concerning certain information with respect to the Companies set forth in the Disclosure Package and the Final Offering Document (including the documents incorporated by reference therein) and (y) on the Closing Date, a “bring down” certificate, dated the Closing Date, in form and substance reasonably satisfactory to the Underwriters.

(i)             FINRA shall have approved the underwriting arrangements contemplated herein (to the extent required) and the Notes shall be eligible for clearance and settlement through DTC.

(j)             PGF shall have furnished to the Underwriters a certificate of PGF, signed by an authorized officer or representative of PGF acceptable to the Underwriters, dated the Closing Date and in form and substance reasonably satisfactory to the Underwriters certifying:

(i)             that the conditions set forth in subsections (a) and (b) of this Section 6 have been satisfied;

(ii)            that no stop order suspending the effectiveness of the Registration Statement, the Disclosure Package or the Final Offering Document or any amendment or supplement thereto has been issued and no proceedings therefor have been initiated or threatened by the Commission;

(iii)           that the representations and warranties of PGF in this Underwriting Agreement and in any of the other Transaction Documents to which PGF is a party are true and correct in all material respects (unless such representations and warranties are already subject to a materiality qualifier therein, in which case such representations and warranties are true and correct in all respects) on and as of the Closing Date with the same effect as if made on the Closing Date, and PGF has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(iv)          that since the date of the most recent financial statements included in the Disclosure Package (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of PGF, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Disclosure Package (exclusive of any amendment or supplement thereto);

(v)           that no Default or Event of Default (or other event that with the passage of time or notice, or both, will ripen into a Default or an Event of Default) under the Notes, the Series 1 Indenture or the Series 2 Indenture has occurred and is continuing as of the Closing Date;

(vi)          as to the incumbency of the officers or representatives of PGF signing the applicable Transaction Documents and the other documents delivered hereunder and thereunder on behalf of PGF and containing specimen signatures thereof;

(vii)         that the Memorandum and Articles of Association of PGF has not been amended and is in full force and effect, copies of which shall be attached to such certificate; and

(viii)        that the copy of the Original Indenture attached to the certificate is a true and correct copy thereof.

(k)            Petrobras shall have furnished to the Underwriters a certificate, signed by an authorized officer of Petrobras acceptable to the Underwriters, dated the Closing Date and in form and substance reasonably satisfactory to the Underwriters, certifying:

(i)            that the representations and warranties of Petrobras in this Underwriting Agreement and any of the other Transaction Documents to which it is a party are true and correct in all material respects (unless such representations and warranties are already subject to a materiality qualifier therein, in which case such representations and warranties are true and correct in all respects) on and as of the Closing Date with the same effect as if made on the Closing Date, and Petrobras has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

(ii)           that since the date of the most recent financial statements included in the Disclosure Package (exclusive of any amendment or supplement thereto), there has been no material adverse change in the condition (financial or otherwise), prospects, earnings, business or properties of Petrobras and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated by the Disclosure Package (exclusive of any amendment or supplement thereto);

(iii)           that no Default or Event of Default (or other event that with the passage of time or notice, or both, will ripen into a Default or an Event of Default) has occurred and is continuing as of the Closing Date under the Notes, the Series 1 Indenture or the Series 2 Indenture;

(iv)           as to the incumbency of the officers or representatives of Petrobras signing the applicable Transaction Documents and the other documents delivered hereunder and thereunder on behalf of Petrobras and containing specimen signatures thereof; and

(v)            that the Estatuto Social of Petrobras has not been amended and is in full force and effect, copies of which shall be attached to such certificate.

(l)             The Trustee shall have furnished to the Underwriters a certificate of the Trustee, signed by an authorized officer of the Trustee acceptable to the Underwriters, dated the Closing Date, (i) stating that the Trustee is a banking corporation organized and validly existing under the laws of the State of New York and that its principal office and place of business is not located in the Netherlands or Brazil, (ii) regarding the authority of the Trustee to enter into the Transaction Documents to which it is a party and to execute all documents related thereto and (iii) regarding the incumbency of its officers executing such documents.

(m)           Subsequent to the date hereof and on or prior to the Closing Date, there shall not have been any decrease in the rating of any of the Companies’ debt securities by any “nationally recognized statistical rating organization” (as defined for the purposes of Section 3(a)(62) of the Exchange Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of such possible change, or any withdrawal of any such rating.

(n)            Subsequent to the date hereof and on or prior to the closing of the issuance of the Notes, no legislation shall have been enacted by either house of the United States or Brazilian congress or any national legislative body in the Netherlands or by any state legislature, no other action shall have been taken by any Government Authority, whether by order, regulation, rule, ruling or otherwise, and no decision shall have been rendered by any court of competent jurisdiction in the United States, Brazil, the Netherlands or any other country, which would have a Material Adverse Effect.

(o)            On the Closing Date, none of the events listed below shall have occurred and be continuing:

(i)             a default in the performance or observance by the Companies of any covenant or agreement made by it under this Underwriting Agreement or any other Transaction Document to which they are a party;

(ii)            proceedings shall have been commenced against either of the Companies or the Trustee under any Brazilian, United States, Dutch or other bankruptcy act or other foreign, federal or state law relating to bankruptcy or insolvency or laws relating to the relief of debtors, readjustments of indebtedness, reorganizations, arrangements, compositions or extensions, or appointing a receiver or decreeing or ordering the winding up or liquidation of the affairs of either Company or the Trustee or similar proceedings for any relief which includes or might result in, any material modification of the obligations of either Company or the Trustee hereunder or under the applicable Transaction Documents; or

(iii)           either Company or the Trustee shall have instituted proceedings to be adjudicated insolvent or a bankrupt or shall have consented to the institution of bankruptcy or insolvency proceedings against it or shall have filed a petition or answer or consent seeking reorganization or relief under any Brazilian, United States, Dutch or other bankruptcy act or any other federal or state law relating to bankruptcy or insolvency or shall have consented to the appointment of a receiver or shall have made an assignment for the benefit of creditors or shall have admitted in writing its inability to pay its debts.

(p)           Subsequent to the date hereof and on or prior to the Closing Date or, if earlier, the dates as of which information is given in the Disclosure Package (exclusive of any amendment or supplement thereto), there shall not have been (i) any material change or decrease in any of the financial line items specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the condition (financial or otherwise), prospects, earnings, business or properties of the Companies and Petrobras’s subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the judgment of the Underwriters, so material and adverse as to make it impractical or inadvisable to market the Notes as contemplated by the Disclosure Package (exclusive of any amendment or supplement thereto).

(q)           The Underwriters shall have received from Cleary Gottlieb Steen & Hamilton LLP, special United States counsel to the Companies, an opinion (including a disclosure letter covering the Disclosure Package and the Final Offering Document), dated the Closing Date and addressed to the Underwriters, in form and substance reasonably acceptable to the Underwriters.

(r)            The Underwriters shall have received from Heussen B.V., Dutch counsel to PGF, an opinion, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably acceptable to the Underwriters.

(s)           The Underwriters shall have received an opinion (including a disclosure opinion covering the Disclosure Package and the Final Offering Document) of internal counsel to Petrobras, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably acceptable to the Underwriters.

(t)            The Underwriters shall have received an opinion of Reed Smith LLP, external New York counsel to the Trustee, dated the Closing Date and addressed to the Underwriters, in form and substance reasonably acceptable to the Underwriters.

(u)           The Underwriters shall have received an opinion (including a disclosure opinion covering the Disclosure Package and the Final Offering Document) of Pinheiro Neto Advogados, special Brazilian counsel for the Underwriters, in form and substance reasonably acceptable to the Underwriters (it being understood that the Companies shall have furnished to such counsel such documents as they request for the purposes of enabling them to pass on such matters).

(v)           The Underwriters shall have received an opinion (including a disclosure opinion covering the Disclosure Package and the Final Offering Document) from Allen Overy Shearman Sterling US LLP, special United States counsel to the Underwriters, in form and substance reasonably acceptable to the Underwriters, dated the Closing Date and addressed to the Underwriters (it being understood that the Companies shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters).

(w)          Prior to the Closing Date, the Companies shall have furnished to the Underwriters such further information, certificates and documents as the Underwriters may reasonably request.

(x)           None of the events contemplated in Section 9 of this Underwriting Agreement shall have occurred.

If any of the conditions specified in this Section 6 shall not have been fulfilled in all material respects when and as provided in this Underwriting Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Underwriting Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Underwriters and counsel for the Underwriters, this Underwriting Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Underwriters. Notice of such cancellation shall be given to PGF in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 will be delivered at the office of Allen Overy Shearman Sterling US LLP, at 599 Lexington Avenue, New York, N.Y. 10022, on the Closing Date.

SECTION 7.           Reimbursement of Expenses. If the sale of the Notes provided for herein is not consummated because any condition to the obligations of each Underwriter set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 9 hereof or because of any refusal, inability or failure on the part of either of the Companies to perform any agreement herein or comply with any provision hereof other than by reason of a default by any Underwriter, the Companies will reimburse the Underwriters on demand for all properly documented out-of-pocket expenses (including the fees and disbursements of counsel previously agreed) that shall have been incurred by them in connection with the proposed purchase and sale of the Notes; provided, however, that if any Underwriter resigns without having good commercial reasons for resigning (having regard to standard international capital markets practice for the region and industry), then the Companies shall be under no obligation to reimburse such expenses. The Companies’ liability to the Underwriters under this Section 7 is joint and several.

SECTION 8.           Indemnification and Contribution. (a) The Companies jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, and the directors, officers, employees and agents of each Underwriter and its affiliates and each person who controls any of the Underwriters within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement at the effective date thereof and as of the date of any amendment thereof or supplement thereto or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading or (ii) any untrue statement or alleged untrue statement of a material fact contained in (A) the Disclosure Package as of the date thereof, the Closing Date (including, for this purpose, documents incorporated by reference therein), the date of any amendment thereof or supplement thereto and as of any date delivery thereof is required under applicable law, (B) the Final Offering Document, or in any amendment thereof or supplement thereto, in each case as of the date thereof, the Closing Date (including, for this purpose, documents incorporated by reference therein), the date of any amendment thereof or supplement thereto and as of any date delivery thereof is required under applicable law, (C) any Issuer Free Writing Prospectus or the omission or alleged omission to state in the documents described in this Section 8(a)(ii) a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any properly documented legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Companies will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made in the Disclosure Package, the Final Offering Document, or any Issuer Free Writing Prospectus or in any amendment thereof or supplement thereto, in reliance upon and in conformity with written information furnished to the Companies by or on behalf of any Underwriter specifically for inclusion therein (which shall consist solely of the 4th, 5th and 6th paragraphs under the caption “Underwriting” in the Prospectus Supplement, it being further understood and agreed that each Underwriter’s obligations are solely with respect to the information furnished by such Underwriter). This indemnity agreement will be in addition to any liability which the Companies may otherwise have.

(b)           Each Underwriter agrees severally and not jointly to indemnify and hold harmless the Companies, each of their directors, officers, employees and agents, and each person who controls the Companies within the meaning of either the Securities Act or the Exchange Act, to the same extent (subject to the proviso set forth below) as the foregoing indemnity from the Companies to the Underwriters, but only with reference to written information furnished to the Companies by or on behalf of such Underwriter specifically for inclusion in the Disclosure Package and the Final Offering Document (or in any amendment or supplement thereto) (which shall consist of solely the information in the 4th, 5th and 6th paragraphs under the caption “Underwriting” in the Prospectus Supplement) provided that each Underwriter’s aggregate liability to the parties set forth above shall in no event exceed the amount of the Selling Commission received by such Underwriter (net of taxes). This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have.

(c)            Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless (x) such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such claim, investigation, action or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or any failure to act, by or on behalf of the indemnified party, and (y) the indemnifying party confirms in writing its indemnification obligations hereunder with respect to such settlement, compromise or judgment.

(d)           In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Companies and each Underwriter agrees to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending same) (collectively, “Losses”) to which the Companies and the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Companies (on the one hand) and by the Underwriters (on the other) from the offering of the Notes. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Companies and each Underwriter shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Companies (on the one hand) and each of the Underwriters (on the other) in connection with the statements or omissions which resulted in such Losses, as well as any other equitable considerations. Benefits received by the Companies shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by PGF, and benefits received by the Underwriters shall be deemed to be equal to the total amount of the Underwriters’ Selling Commission. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Companies (on the one hand) or any Underwriter (on the other), the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. Each of the Companies and the Underwriters agrees that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls the Underwriters within the meaning of either the Securities Act or the Exchange Act and each affiliate, director, officer, employee and agent of any Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls either of the Companies within the meaning of either the Securities Act or the Exchange Act and each officer and director of either of the Companies shall have the same rights to contribution as the Companies, subject in each case to the applicable terms and conditions of this paragraph (d). Notwithstanding the provisions of this Section 8, no Underwriter shall be required to contribute any amount in excess of the amount by which such Underwriter’s total Selling Commission exceeds the amount of any damage which such Underwriter has otherwise been required to pay by reason of such untrue statement or alleged untrue statement or omission or alleged omission. The Underwriters’ respective obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective number of Notes they have purchased hereunder, and not joint.

(e)            The liability of each of the Companies under this Section 8 is joint and several.

SECTION 9.           Termination. This Underwriting Agreement shall be subject to termination in the absolute discretion of the Underwriters, by notice given to the Companies prior to delivery of and payment for the Notes, if at any time prior to such time (i) trading in any of the Companies’ securities shall have been suspended by the B3 S.A. – Brasil, Bolsa, Balcão (B3), or trading in securities generally on the New York Stock Exchange or the B3 S.A. – Brasil, Bolsa, Balcão (B3), shall have been suspended or limited or minimum prices shall have been established on either such exchanges, or (ii) a banking moratorium shall have been declared either by U.S. Federal or New York State authorities or by the relevant banking authorities in the United Kingdom, Brazil or the Netherlands or if any material disruption in commercial banking or securities settlement or clearance services shall have occurred, or (iii) any downgrading shall have occurred in either of the Companies’ corporate credit rating or the rating accorded either of the Companies’ debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3(a)(62) of the Exchange Act) or if any such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of the Companies debt securities, or (iv) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or Brazil of a national emergency or war or other calamity (including any terrorist act) or any crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Underwriters, impracticable or inadvisable to proceed with the offering, sale or delivery of the Notes as contemplated by the Disclosure Package and the Final Offering Document (exclusive of any amendment or supplement thereto).

SECTION 10.            Representations, Covenants, and Indemnities to Survive. The respective agreements, representations, covenants, warranties, indemnities and other statements of each of the Companies or their authorized officers or representatives and of the Underwriters set forth in or made pursuant to this Underwriting Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Companies or any of the officers, directors or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Notes. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Underwriting Agreement.

SECTION 11.            Notices. All communications hereunder will be in writing and effective only on receipt, and shall be sent, mailed, delivered, or telefaxed as follows:

(a)	BBVA Securities Inc.

Two Manhattan West
375 9th Avenue, 9th Floor
New York, New York 10001
United States of America
Attention to: Latam Debt Capital Markets
E-mail: latamdcmny@bbva.com

(b)	Citigroup Global Markets Inc.

388 Greenwich Street
New York, New York 10013
United States of America
Fax: +1 (646) 291-1469
Attention: General Counsel

(c)	Deutsche Bank Securities Inc.

1 Columbus Circle
New York, New York 10019
United States of America
Attention: Debt Capital Markets Syndicate, with a copy to General Counsel
Fax: +1 (646) 374-1071
Email: dbcapmarkets.gcnotices@list.db.com

(d)	Itau BBA USA Securities Inc.

599 Lexington Avenue, 34th Floor

New York, New York, 10022

United States of America

Fax: +1 (212) 207-9076

Attention: International Debt Capital Markets

(e)	Santander US Capital Markets LLC

437 Madison Avenue, 8th Floor
New York, New York 10022
United States of America
Attention: Debt Capital Markets
Email: DCMAmericas@santander.us

(f)	UBS Securities LLC

11 Madison Avenue

New York, New York 10010

United States of America

Tel: +1 (203) 719-1088

Attention: Fixed Income Syndicate

Email: dl-synd-stamford@ubs.com

(g)	Allen Overy Shearman Sterling US LLP

Av. Pres. Juscelino Kubitschek 360, 14th floor,

São Paulo, São Paulo 04543-000

Brazil

Attention: Roberta B. Cherman

Fax: +55 (11) 3702-2245

(h)	Petrobras Global Finance B.V.

Weena 798, C, 23rd floor
3014 DA Rotterdam
The Netherlands
Tel: +31 (0) 10 206-7000
Attention: Cesar dos Reis Rosa

(i)	Petróleo Brasileiro S.A. - Petrobras

Av. Henrique Valadares, 28, Tower A, 1st floor
Rio de Janeiro, Rio de Janeiro 20231-030
Brazil
Tel: +55 (21) 3224-1401
Attention: Finance Department with a copy to (which shall not constitute notice) Mauricio Nogueira

(j)	Cleary, Gottlieb, Steen & Hamilton LLP

One Liberty Plaza
New York, New York 10006
Fax: +1 (212) 225-3999
Attention: Francesca Odell/Manuel Silva

SECTION 12.         Successors. This Underwriting Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

SECTION 13.         Jurisdiction. Each of PGF, Petrobras and the Underwriters agrees that any suit, action or proceeding against them, arising out of or based upon this Underwriting Agreement or the transactions contemplated hereby, may be instituted in any state or federal court in the Borough of Manhattan, City of New York, New York, or in the competent courts of their own corporate domiciles with respect to actions brought against any of them as a defendant, and waive any objection which they may now or hereafter have to the laying of venue of any such proceeding and any right to which any of them may be entitled on account of places of residence or domicile, and irrevocably submit to the jurisdiction of such courts in any suit, action or proceeding. The Companies have appointed Petrobras Americas Inc. with offices at 757 N Eldridge Pkwy, Suite 1100, Houston, TX 77079 as its authorized agent (the “Authorized Agent”) upon whom process may be served in any suit, action or proceeding arising out of or based upon this Underwriting Agreement or the transactions contemplated herein which may be instituted in any state or federal court in the City of New York, New York, by any Underwriter, the directors, officers, employees and agents of any Underwriter, or by any person who controls any Underwriter, and expressly accepts the jurisdiction of any such court in respect of any such suit, action or proceeding. The Companies hereby jointly and severally represent and warrant that the Authorized Agent has accepted such appointments and has agreed to act as said agent for service of process, and the Companies agree to take any and all action, including the filing of any and all documents that may be necessary to continue such appointment in full force and effect as aforesaid. Subject to applicable law, service of process upon the Authorized Agent shall be deemed, in every respect, effective service of process upon each of the Companies.

SECTION 14.         Governing Law. This Underwriting Agreement will be governed by and construed in accordance with the laws of the State of New York.

SECTION 15.         Currency. Each reference in this Underwriting Agreement to U.S. dollars is of the essence. To the fullest extent permitted by law, the obligation of PGF in respect of any amount due under this Underwriting Agreement will, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in U.S. dollars that the party entitled to receive such payment may, in accordance with its normal procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in U.S. dollars that may be so purchased for any reason falls short of the amount originally due, the applicable Company will pay such additional amounts, in U.S. dollars as may be necessary to compensate for the shortfall. Any obligation of the Companies not discharged by such payment will, to the fullest extent permitted by applicable law, be due as a separate and independent obligation and, until discharged as provided herein, will continue in full force and effect.

SECTION 16.         Waiver of Immunity. This Underwriting Agreement, the other Transaction Documents and any other documents delivered pursuant hereto or thereto, and any actions taken hereunder or thereunder, constitute commercial acts by each of the Companies. Each of the Companies irrevocably and unconditionally and to the fullest extent permitted by law, waives, and agrees not to plead or claim, any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) for itself or any of its property, assets or revenues wherever located with respect to its obligations, liabilities or any other matter under or arising out of or in connection with this Underwriting Agreement, the other Transaction Documents, or any document delivered pursuant hereto or thereunder, in each case for the benefit of each assigns, it being intended that the foregoing waiver and agreement will be effective, irrevocable and not subject to withdrawal in any and all jurisdiction, and, without limiting the generality of the foregoing, agrees that the waivers set forth in this Section 16 shall have the fullest scope permitted under the United States Foreign Sovereign Immunities Act of 1976 and are intended to be irrevocable for the purposes of such act.

SECTION 17.         Waiver of Right to Trial by Jury. EACH OF THE PARTIES HEREBY EXPRESSLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER THIS AGREEMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF ANY OF THE PARTIES WITH RESPECT TO THIS AGREEMENT WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH OF THE PARTIES AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY OF THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

SECTION 18.         Counterparts.

(a)            This Underwriting Agreement may be executed in one or more counterparts (including via telecopier), each of which shall constitute an original and all of which together shall constitute one and the same instrument.

(b)            Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., HYPERLINK “http://www.docusign.com” www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

SECTION 19.         Entire Agreement. This Underwriting Agreement sets forth the entire agreement of the parties hereto with respect to the subject matter hereof.

SECTION 20.         Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

SECTION 21.         No Fiduciary, Agency or Advisory Relationship. The Companies hereby acknowledge that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Notes. The Companies further acknowledge that the Underwriters are acting pursuant to a contractual relationship created solely by this agreement entered into on an arm’s length basis, and (i) any actions taken pursuant to such contractual relationship do not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters with respect to any entity or natural person, (ii) in no event do the parties intend that the Underwriters act or be responsible as a fiduciary, agent or advisor to the Companies, their respective management, stockholders or creditors or any other person in connection with any activity that the Underwriters may undertake or have undertaken in furtherance of the purchase and sale of the Companies’ securities, either before or after the date hereof. The Underwriters hereby expressly disclaim any fiduciary, agency, advisory or similar obligations to the Companies, either in connection with the transactions contemplated by this Underwriting Agreement or any matters leading up to such transactions, and the Companies hereby confirm their understanding and agreement to that effect. The Companies and the Underwriters agree that they are responsible for making their own independent judgments with respect to any such transactions and that any opinions or views expressed by the Underwriters to the Companies regarding such transactions, including, but not limited to, any opinions or views with respect to the price or market for the Companies’ securities, do not constitute advice or recommendations to the Companies, including legal, accounting, regulatory, investment or tax advice with respect to the offering of the Companies’ securities and the Companies have consulted their own respective legal, accounting, financial, regulatory and tax advisors to the extent they deemed appropriate. The Companies hereby waive, to the fullest extent permitted by law, any claims that they may have against the Underwriters with respect to any breach or alleged breach of any fiduciary or similar duty to either of the Companies in connection with the transactions contemplated by this Underwriting Agreement or any matters leading up to such transactions. Any review by the Underwriters of the Companies and the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters, as the case may be, and shall not be on behalf of the Companies.

SECTION 22.         Compliance with USA Patriot Act. In accordance with the requirements of the USA PATRIOT Act, the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Companies, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

SECTION 23.         Recognition of the U.S. Special Resolution Regimes. In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation in or under this Agreement, were governed by the laws of the United States or a state of the United States.

(a)            In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(b)            For purposes of this Section 23, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

[Remainder of page intentionally left blank]

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this Underwriting Agreement and your acceptance shall represent a binding agreement among PGF, Petrobras and the Underwriters.

Very truly yours,

PETROBRAS GLOBAL FINANCE B.V.

By:	/s/ Guillherme Rajime T. Saraiva
Name: Guillherme Rajime T. Saraiva
Title: Managing Director A

By:	/s/ Cesar Dos Reis Rosa
Name: Cesar Dos Reis Rosa
Title: Managing Director B

PETRÓLEO BRASILEIRO S.A. – PETROBRAS

By:	/s/ André Gameiro Rua
Name: André Gameiro Rua
Title: Attorney-in-fact

By:	/s/ Lucas Tavares de Mello
Name: Lucas Tavares de Mello
Title: Attorney-in-fact

WITNESSES

Name: Isabela de Souza Niedzielski Machado Andrea
/s/ Isabela de Souza Niedzielski Machado Andrea

Name: Renan Feuchard Pinto
/s/ Renan Feuchard Pinto

[Signature Page – Underwriting Agreement]

Accepted as of the date first set forth above:

BBVA SECURITIES INC.

By:	/s/ Eduardo Llanos
Name: Eduardo Llanos
Title: SVP – Latin America Debt Capital Markets

[Signature Page – Underwriting Agreement]

Accepted as of the date first set forth above:

CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Adam D. Bordner
Name: Adam D. Bordner
Title: Managing Director

[Signature Page – Underwriting Agreement]

Accepted as of the date first set forth above:

DEUTSCHE BANK SECURITIES INC.

By:	/s/ Andre Silva
Name: Andre Silva
Title: Managing Director

By:	/s/ Nicolas Laufer
Name: Nicolas Laufer
Title: Director

[Signature Page – Underwriting Agreement]

Accepted as of the date first set forth above:

ITAU BBA USA SECURITIES, INC.

By:	/s/ Matthew Dukes
Name: Matthew Dukes
Title: Managing Director

By:	/s/ Pedro Frade Rodrigues
Name: Pedro Frade Rodrigues
Title: Managing Director

[Signature Page – Underwriting Agreement]

Accepted as of the date first set forth above:

SANTANDER US CAPITAL MARKETS LLC

By:	/s/ Richard Zobkiw
Name: Richard Zobkiw
Title: Executive Director

[Signature Page – Underwriting Agreement]

Accepted as of the date first set forth above:

UBS SECURITIES LLC

By:	/s/ Todd Mahoney
Name: Todd Mahoney
Title: Managing Director, Head of DCM Syndicate Americas

By:	/s/ Igor Gringerg
Name: Igor Grinberg
Title: Managing Director, DCM Syndicate Americas

[Signature Page – Underwriting Agreement]

Schedule A

Permitted Free Writing Prospectuses

The Final Term Sheets, as defined in Section 5(j) herein, for the Notes

Schedule B

Aggregate Principal Amount of Notes

Underwriters	Aggregate Principal Amount of 5.125% Notes due 2030		Aggregate Principal Amount of 6.250% Notes due 2036
BBVA Securities Inc.	U.S.$	166,667,000	U.S.$	166,667,000
Citigroup Global Markets Inc.	U.S.$	166,667,000	U.S.$	166,667,000
Deutsche Bank Securities Inc.	U.S.$	166,667,000	U.S.$	166,667,000
Itau BBA USA Securities, Inc.	U.S.$	166,667,000	U.S.$	166,667,000
Santander US Capital Markets LLC	U.S.$	166,666,000	U.S.$	166,666,000
UBS Securities LLC	U.S.$	166,666,000	U.S.$	166,666,000
Total	U.S.$	1,000,000,000	U.S.$	1,000,000,000

Schedule C

U.S.$1,000,000,000 5.125% Global Notes Due 2030
Pricing Term Sheet

A preliminary prospectus supplement of Petrobras Global Finance B.V. is available from the SEC’s website at www.sec.gov.

Issuer:	Petrobras Global Finance B.V. (“PGF”)

Guarantor:	Unconditionally and irrevocably guaranteed by Petróleo Brasileiro S.A. – Petrobras

Form:	Senior Unsecured Notes

Offering Format:	SEC-Registered

Currency:	U.S. Dollars

Principal Amount:	U.S.$1,000,000,000

Maturity Date:	September 10, 2030

Coupon Rate:	5.125%

Interest Basis:	Payable semi-annually in arrears

Day Count:	30/360

Interest Payment Dates:	March 10 and September 10

First Interest Payment Date:	March 10, 2026

Gross Proceeds:	U.S.$990,240,000

Issue Price:	99.024%

Yield to Investors:	5.350%

Make-Whole Optional Redemption:	Prior to August 10, 2030, call at UST +25 bps

Optional Par Redemption:	On and after August 10, 2030, call at 100.000%

Tax Redemption:	Call at 100.000%

Pricing Date:	September 3, 2025

Settlement Date*:	September 10, 2025 (T+5)

Listing:	PGF intends to apply to have the Notes approved for listing on the New York Stock Exchange.

Denominations:	U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof

CUSIP:	71647NBM0

ISIN:	US71647NBM02

Joint Bookrunners:	BBVA Securities Inc. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Itau BBA USA Securities, Inc. Santander US Capital Markets LLC UBS Securities LLC

* We expect to deliver the Notes against payment for the Notes on or about September 10, 2025, which will be the fifth business day following the date of the prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to one business day before delivery will be required, by virtue of the fact that the Notes initially will settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

There shall be no sale of the Notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus or any prospectus supplement for this offering if you request it by calling BBVA Securities Inc. at +1 (212) 728-2300, Citigroup Global Markets Inc. toll-free at +1 (800) 831-9146, Deutsche Bank Securities Inc. toll-free (U.S. only) at +1 (800) 503-4611, Itau BBA USA Securities, Inc. collect at +1 (212) 710-6749 or toll-free (U.S. only) at +1 (888) 770-4828, Santander US Capital Markets LLC toll-free (U.S. only) at +1 (855) 403-3636, and UBS Securities LLC toll-free (U.S. only) at +1 (833) 481-0269.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and the Notes will not be offered or sold or otherwise made available to any retail investor in the EEA.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “United Kingdom” or the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a “qualified investor” as defined in Article 2 of the Prospectus Regulation as it forms part of the domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). No key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and the Notes will not be offered or sold or otherwise made available to any retail investor in the UK.

This document and any other documents or materials relating to the Notes offering have not been approved by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act 2000. This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.

U.S.$1,000,000,000 6.250% Global Notes Due 2036
Pricing Term Sheet

A preliminary prospectus supplement of Petrobras Global Finance B.V. is available from the SEC’s website at www.sec.gov.

Issuer:	Petrobras Global Finance B.V. (“PGF”)

Guarantor:	Unconditionally and irrevocably guaranteed by Petróleo Brasileiro S.A. – Petrobras

Form:	Senior Unsecured Notes

Offering Format:	SEC-Registered

Currency:	U.S. Dollars

Principal Amount:	U.S.$1,000,000,000

Maturity Date:	January 10, 2036

Coupon Rate:	6.250%

Interest Basis:	Payable semi-annually in arrears

Day Count:	30/360

Interest Payment Dates:	January 10 and July 10

First Interest Payment Date:	January 10, 2026

Gross Proceeds:	U.S.$977,840,000

Issue Price:	97.784%

Yield to Investors:	6.550%

Make-Whole Optional Redemption:	Prior to October 10, 2035, call at UST +35 bps

Optional Par Redemption:	On and after October 10, 2035, call at 100.000%

Tax Redemption:	Call at 100.000%

Pricing Date:	September 3, 2025

Settlement Date*:	September 10, 2025 (T+5)

Listing:	PGF intends to apply to have the Notes approved for listing on the New York Stock Exchange.

Denominations:	U.S.$2,000 and integral multiples of U.S.$1,000 in excess thereof

CUSIP:	71647NBN8

ISIN:	US71647NBN84

Joint Bookrunners:	BBVA Securities Inc. Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Itau BBA USA Securities, Inc. Santander US Capital Markets LLC UBS Securities LLC

* We expect to deliver the Notes against payment for the Notes on or about September 10, 2025, which will be the fifth business day following the date of the prospectus supplement (such settlement being referred to as “T+5”). Under Rule 15c6-1 of the Securities Exchange Act of 1934, as amended, trades in the secondary market generally are required to settle in one business day, unless the parties to such trade expressly agree otherwise. Accordingly, purchasers who wish to trade the Notes prior to one business day before delivery will be required, by virtue of the fact that the Notes initially will settle in five business days (T+5), to specify alternative settlement arrangements to prevent a failed settlement.

There shall be no sale of the Notes in any jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. The issuer has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus or any prospectus supplement for this offering if you request it by calling BBVA Securities Inc. at +1 (212) 728-2300, Citigroup Global Markets Inc. toll-free at +1 (800) 831-9146, Deutsche Bank Securities Inc. toll-free (U.S. only) at +1 (800) 503-4611, Itau BBA USA Securities, Inc. collect at +1 (212) 710-6749 or toll-free (U.S. only) at +1 (888) 770-4828, Santander US Capital Markets LLC toll-free (U.S. only) at +1 (855) 403-3636, and UBS Securities LLC toll-free (U.S. only) at +1 (833) 481-0269.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the European Economic Area (“EEA”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client as defined in point (11) of Article 4(1) of Directive 2014/65/EU (as amended, “MiFID II”); or (ii) a customer within the meaning of Directive (EU) 2016/97 (as amended, the “Insurance Distribution Directive”), where that customer would not qualify as a professional client as defined in point (10) of Article 4(1) of MiFID II; or (iii) not a qualified investor as defined in Regulation (EU) 2017/1129 (as amended, the “Prospectus Regulation”); and the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Notes to be offered so as to enable an investor to decide to purchase or subscribe the Notes. Consequently, no key information document required by Regulation (EU) No 1286/2014 (as amended, the “PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the EEA has been prepared and the Notes will not be offered or sold or otherwise made available to any retail investor in the EEA.

The Notes are not intended to be offered, sold or otherwise made available to and should not be offered, sold or otherwise made available to any retail investor in the United Kingdom (the “United Kingdom” or the “UK”). For these purposes, a retail investor means a person who is one (or more) of: (i) a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law by virtue of the European Union (Withdrawal) Act 2018 (the “EUWA”); (ii) a customer within the meaning of the provisions of the Financial Services and Markets Act 2000 (the “FSMA”) and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law by virtue of the EUWA; or (iii) not a “qualified investor” as defined in Article 2 of the Prospectus Regulation as it forms part of the domestic law by virtue of the EUWA (the “UK Prospectus Regulation”). No key information document required by the PRIIPs Regulation as it forms part of domestic law by virtue of the EUWA (the “UK PRIIPs Regulation”) for offering or selling the Notes or otherwise making them available to retail investors in the UK has been prepared and the Notes will not be offered or sold or otherwise made available to any retail investor in the UK.

This document and any other documents or materials relating to the Notes offering have not been approved by an authorized person for the purposes of Section 21 of the Financial Services and Markets Act 2000. This document is for distribution only to persons who (i) have professional experience in matters relating to investments falling within Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (as amended, the “Order”), (ii) are persons falling within Article 49(2)(a) to (d) (“high net worth companies, unincorporated associations, etc.”) of the Order, (iii) are outside the United Kingdom, or (iv) are persons to whom an invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000) in connection with the issue or sale of any securities may otherwise lawfully be communicated or caused to be communicated (all such persons together being referred to as “relevant persons”). This document is directed only at relevant persons and must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this document relates is available only to relevant persons and will be engaged in only with relevant persons.

Any disclaimer or other notice that may appear below is not applicable to this communication and should be disregarded. Such disclaimer or notice was automatically generated as a result of this communication being sent by Bloomberg or another email system.